 As filed with the Securities and Exchange Commission on February 11, 2009
Registration No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

LaserCard Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	77-0176309 (I.R.S. Employer Identification No.)

1875 North Shoreline Blvd Mountain View, California (Address of principal executive offices)	94043-1319 (Zip Code)

2004 Equity Incentive Compensation Plan
Full title of the plan

Steven G. Larson
Vice President and Chief Financial Officer
LaserCard Corporation
1875 North Shoreline Blvd
Mountain View, California 94043
(650) 969-4428
(Name, address and telephone number of agent for service)
Copy to: Timothy Curry O’Melveny & Myers LLP 2765 Sand Hill Road Menlo Park, CA 94025 Telephone: (650) 473-2600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value, to be issued under the 2004 Equity Incentive Compensation Plan	593,726 shares (1)(2)	N/A(3)	N/A (3)	N/A (3)

(1)	The securities to be registered include options and rights to acquire $0.01 par value common stock (“Common Stock”) of LaserCard Corporation, a Delaware corporation (the “Registrant”).
(2)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (“Securities Act”), this registration statement also covers an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the LaserCard Corporation 2004 Equity Incentive Compensation Plan (the “Plan”) as a result of one or more adjustments under the Plan to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(3)
 As described in the Explanatory Note on page 2 of this Registration Statement, these shares were originally registered by the Registrant under its Stock Option Plan (the “Prior Plan”) as follows: (i) with respect to 252,551 shares,  on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on October 12, 2001 (Commission File No. 333-71548), (ii) with respect to 300,000 shares, on Form S-8, filed with the Commission on January 19, 2001 (Commission File No. 333-54018), and (iii) with respect to 41,175 shares, on Form S-8, filed with the Commission on October 21, 1999 (Commission File No. 333-89473).  Post-effective amendments to each of the foregoing Forms S-8 to deregister these shares are being filed contemporaneously with the filing of this Registration Statement.  The registration fee with respect to these shares was paid upon filing of each of the original Registration Statements on Form S-8 as described above.  Therefore, no further registration fee is required.

______________________________

This Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

INFORMATION REQUIRED PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

GENERAL INSTRUCTION E INFORMATION
---------------------------------

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the Plan is effective and consists of only those items required by General Instruction E to Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are hereby incorporated by reference in this Registration Statement:

(a)           The Registrant’s Registration Statements on Form S-8, filed on February 15, 2005 and June 13, 2007 (Commission File Nos. 333-122840 and 333-143720, respectively);

(b)           The Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2008, filed on June 6, 2008;

(c)           The Registrant’s Quarterly Report on Form 10-Q for the quarterly periods ended June 30, 2008, September 30, 2008, and December 31, 2008, filed on August 5, 2008, November 10, 2008, and February 10, 2009, respectively.

(d)           The Registrant’s Current Reports on Form 8-K filed on February 4, 2009, January 9, 2009,  September 22, 2008, September 10, 2008,  July 25, 2008, June 12, 2008 (and amended by Form 8-K/A on June 23, 2008), June 6, 2008, and April 2, 2008.

(e)           All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), since the end of the fiscal year covered by the Annual Report referred to in (a) above.

(f)           The description of Registrant's common stock contained in the Registrant's General Form for Registration of Securities on Form 10 filed on June 27, 1972 for such common stock filed under Section 12 of the Exchange Act.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 5.    Interests of Named Experts and Counsel.

Not applicable.

Item 8.    Exhibits.

See Index to Exhibits, which list of exhibits is incorporated herein by reference.

  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on the 11th day of February, 2009.

LASERCARD CORPORATION

By	/s/ Robert T. DeVincenzi
Robert T. DeVincenzi
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Robert T. DeVincenzi and Steven G. Larson, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Robert T. DeVincenzi	Director, President and Chief Executive Officer (Principal Executive Officer)	February 11, 2009
Robert T. DeVincenzi

/s/ Steven G. Larson	Vice President of Finance and Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 11, 2009
Steven G. Larson

/s/ Bernard C. Bailey	Chairman of the Board and Director	February 7, 2009
Bernard C. Bailey

/s/ Donald E. Mattson	Vice Chairman of the Board and Director	February 10, 2009
Donald E. Mattson

/s/ Arthur H. Hausman	Director	February 6, 2009
Arthur H. Hausman

/s/ Albert J. Moyer	Director	February 11, 2009
Albert J. Moyer

/s/ Walter F. Walker	Director	February 9, 2009
Walter F. Walker

INDEX TO EXHIBITS

Exhibit Number	Exhibit

4.
LaserCard Corporation 2004 Equity Incentive Compensation Plan (previously filed as Appendix A to the Registrant’s Proxy Statement filed with the Commission pursuant to Section 14(a) of the Exchange Act on September 6, 2005, and incorporated herein by reference)

5.	Opinion of O’Melveny & Myers LLP

23.1	Consent of Odenberg, Ullakko, Muranishi & Co. LLP, Independent Registered Public Accounting Firm

23.2	Consent of O’Melveny & Myers LLP (included in Exhibit 5)

24	Power of Attorney (included in this Registration Statement under “Signatures”)